Exhibit 99.1

Contact:	Ravi Ganti Investor Relations 312-394-2345 Paul Adams Corporate Communications 410-470-4167

EXELON ANNOUNCES SECOND QUARTER 2014 RESULTS

CHICAGO (Jul. 31, 2014) — Exelon Corporation (NYSE: EXC) announced second quarter 2014 consolidated earnings as follows:

	Second Quarter
	2014	2013

Adjusted (non-GAAP) Operating Results:

Net Income ($ millions)	$440	$454

Diluted Earnings per Share	$0.51	$0.53

GAAP Results:

Net Income ($ millions)	$522	$490

Diluted Earnings per Share	$0.60	$0.57

“Exelon achieved earnings above our guidance range this quarter, and all of our businesses continued to deliver strong operating performance,” said Christopher M. Crane, Exelon’s president and CEO. “With our year to date results, we are on track to meet our full-year financial targets and finish 2014 within our guidance range.”

Second Quarter Operating Results

As shown in the table above, Exelon’s adjusted (non-GAAP) operating earnings decreased to $0.51 per share in the second quarter of 2014 from $0.53 per share in the second quarter of 2013. Earnings in the second quarter of 2014 primarily reflected the following negative factors:

•	Lower realized energy prices;

•	Decreased nuclear and fossil output during 2014 primarily due to outage days; and

•	Higher operating and maintenance (O&M) expenses reflecting increased nuclear generating outage days and inflation across all operating companies, offset in part by reduced other postretirement benefit costs.

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These factors were offset by:

•	Increased capacity pricing related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market;

•	Increased distribution revenue at BGE, due to the December 2013 rate case order for electric and natural gas, and higher distribution earnings at ComEd due to increased capital investment; and

•	Decreased income tax expense as a result of an increase in Generation’s domestic production activities deduction and PECO’s electric tax repairs deduction.

Adjusted (non-GAAP) Operating Earnings for the second quarter of 2014 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$440	$0.51
Mark-to-Market Impact of Economic Hedging Activities	(8)	(0.01)
Unrealized Gains Related to Nuclear Decommissioning Trust (NDT) Fund Investments	76	0.09
Merger and Integration Costs	(19)	(0.02)
PHI Acquisition Costs	(12)	(0.01)
Amortization of Commodity Contract Intangibles	(23)	(0.03)
Long-Lived Asset Impairment	(68)	(0.08)
Gain on CENG Integration	159	0.18
Non-Controlling Interest	(23)	(0.03)

Exelon GAAP Net Income	$522	$0.60

Adjusted (non-GAAP) Operating Earnings for the second quarter of 2013 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$454	$0.53
Mark-to-Market Impact of Economic Hedging Activities	253	0.30
Unrealized Losses Related to NDT Fund Investments	(22)	(0.03)
Constellation Merger and Integration Costs	(15)	(0.02)
Amortization of Commodity Contract Intangibles	(115)	(0.13)
Amortization of the Fair Value of Certain Debt	4	—
Long-Lived Asset Impairment	(69)	(0.08)

Exelon GAAP Net Income	$490	$0.57

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Second Quarter and Recent Highlights

•	Proposed Merger with Pepco Holdings, Inc.: On April 29, 2014, Exelon and Pepco Holdings, Inc. (PHI) signed an agreement and plan of merger to combine the two companies in an all-cash transaction. The transaction, which is subject to customary closing conditions and regulatory approvals, is expected to be completed in the second or third quarter of 2015.

•	Integration of Constellation Energy Nuclear Group, LLC: On April 1, 2014, Generation and subsidiaries and Constellation Energy Nuclear Group, LLC (CENG) entered into a Nuclear Operating Services Agreement (NOSA) pursuant to which Generation will operate the CENG nuclear generation fleet owned by CENG subsidiaries and provide corporate and administrative services for the remaining life of the CENG nuclear plants as if they were a part of the Generation nuclear fleet. The execution of the NOSA requires Exelon to fully consolidate CENG into Exelon’s financial statements. Upon consolidation, Exelon recorded a pre-tax net gain on integration of CENG of $261 million, which is excluded from second quarter operating earnings.

•	Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and beginning April 1, 2014, 100 percent of the CENG units, produced 41,397 gigawatt-hours (GWh), of which 7,546 GWh were produced by CENG, in the second quarter of 2014, compared with 34,601 GWh in the second quarter of 2013. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 91.8 percent capacity factor for the second quarter of 2014, compared with 92.8 percent for the second quarter of 2013. The number of planned refueling outage days totaled 108, including 52 CENG planned outage days, in the second quarter of 2014, compared with 47 in the second quarter of 2013. There were 44 non-refueling outage days, including three CENG non-refueling outage days, in the second quarter of 2014, compared with 31 days in the second quarter of 2013.

•	Fossil and Renewables Operations: The Dispatch Match rate for Generation’s gas/hydro fleet was 99.2 percent in the second quarter of 2014, compared with 99.1 percent in the second quarter of 2013. Energy Capture for the wind/solar fleet was 94.7 percent in the second quarter of 2014, compared with 92.4 percent in the second quarter of 2013. Energy Capture in the second quarter of 2014 reflects increased turbine availability. Construction of two 60.0 megawatt (MW) units at the Perryman Generating station in Hartford County, Md., began on July 1, with commercial operation scheduled to begin in 2015.

•	Renewables Projects: The 50.4 MW Beebe 1B project in Gratiot, Mich., and 40.0 MW Fourmile Ridge project in Garrett County, Md., both began construction in the second quarter of 2014, with commercial operation expected by the fourth quarter. The remaining two blocks of the 230 MW Antelope Valley Solar Ranch project in California, Block 1 (28 MW) and Block 2 (20 MW) were officially turned over to Exelon on June 19, 2014.

•	Spent Nuclear Fuel Obligation: In May 2014, the Department of Energy notified Generation that the spent nuclear fuel (SNF) disposal fee would be set to zero effective

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May 16, 2014. Through the effective date of the fee reduction, Generation incurred SNF disposal fees of $49 million, which includes Generation’s share of Salem and net of co-owner reimbursements (not including such fees incurred by CENG). Until a new fee structure is in effect, Generation will not accrue any further costs related to this fee.

•	BGE Gas and Electric Distribution Rate Case: On July 2, 2014, BGE filed an application with the Maryland Public Service Commission (MDPSC) for increases of $118 million and $68 million to its electric and gas base rates, respectively. The requested rates of return on equity in the application were 10.65 percent for electric and 10.55 percent for gas. The MDPSC will determine any increase in rates after a proceeding with input from all interested parties. The new electric and gas distribution base rates are expected to take effect in late January 2015.

•	Financing Activities:

•	In April 2014, concurrently and in connection with entering into the agreement to acquire PHI, Exelon entered into a credit facility to which the lenders committed to provide Exelon a 364-day senior unsecured bridge credit facility of $7.2 billion to support the contemplated transaction and provide flexibility for timing of permanent financing. The bridge credit facility was subsequently reduced to $4.2 billion as a result of the June 2014 equity issuances.

•	On June 11, 2014, Exelon executed a $2.0 billion equity offering of 57.5 million shares of common stock in connection with forward sales agreements and $1.2 billion of junior subordinated notes in the form of 23 million equity units.

•	Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted-for capacity. The proportion of expected generation hedged as of June 30, 2014, was 92 percent to 95 percent for 2014, 75 percent to 78 percent for 2015, and 46 percent to 49 percent for 2016. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment-grade balance sheet, while preserving its ability to participate in improving long-term market fundamentals.

Operating Company Results

Generation consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products, risk management services and natural gas exploration and production activities. Beginning April 1, 2014, 100 percent of CENG’s operations are included in Generation’s results in connection with the NOSA referenced in the Second Quarter and Recent Highlights.

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The second quarter 2014 GAAP net income was $340 million, compared with a net income of $330 million in the second quarter of 2013. Adjusted (non-GAAP) operating earnings for the second quarter of 2014 and 2013 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	2Q14	2Q13
Generation Adjusted (non-GAAP) Operating Earnings	$231	$273
Mark-to-Market Impact of Economic Hedging Activities	(8)	263
Net Unrealized Gains (Losses) Related to NDT Fund Investments	76	(22)
Merger and Integration Costs	(19)	(12)
Amortization of Commodity Contract Intangibles	(23)	(115)
Amortization of Fair Value of Certain Debt	—	4
Long-Lived Asset Impairment	(53)	(61)
Gain on CENG Integration	159	—
Non-Controlling Interest	(23)	—

Generation GAAP Net Income	$340	$330

Generation’s Adjusted (non-GAAP) Operating Earnings in the second quarter of 2014 decreased $42 million compared with the same quarter in 2013. This decrease primarily reflected:

•	Lower realized energy prices;

•	Higher O&M expenses reflecting increased nuclear generating outage days and inflation, offset in part by reduced OPEB costs; and

•	Decreased nuclear and fossil output during 2014, primarily due to outage days.

These items were partially offset by favorable capacity pricing related to RPM for the PJM market.

ComEd consists of electricity transmission and distribution operations in Northern Illinois. ComEd recorded GAAP net income of $111 million in the second quarter of 2014, compared with net income of $96 million in the second quarter of 2013.

ComEd’s Adjusted (non-GAAP) Operating Earnings in the second quarter of 2014 were up $15 million from the same quarter in 2013, primarily reflecting higher distribution formula rate earnings due to increased capital investment.

For the second quarter of 2014, heating degree-days in the ComEd service territory were down 10.7 percent relative to the same period in 2013 and were 9.2 percent below normal. Meanwhile, cooling degree days were up 7.9 percent relative to the same period in 2013 and were 18.8 percent above normal. Total retail electric deliveries increased 0.4 percent in the second quarter of 2014 compared with the same period in 2013.

Weather-normalized retail electric deliveries remained flat in the second quarter of 2014 relative to 2013.

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PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in Southeastern Pennsylvania.

PECO’s GAAP net income in the second quarter of 2014 was $84 million, compared with $72 million in the second quarter of 2013. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2013 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	2Q14	2Q13
PECO Adjusted (non-GAAP) Operating Earnings	$84	$74
Merger and Integration Costs	—	(2)

PECO GAAP Net Income	$84	$72

PECO’s Adjusted (non-GAAP) Operating Earnings in the second quarter of 2014 increased $10 million from the same quarter in 2013, primarily due to a decreased income tax expense as a result of an increase in the electric tax repairs deduction.

For the second quarter of 2014, heating degree-days in the PECO service territory were down 6.7 percent relative to the same period in 2013 and were 15.1 percent below normal. Cooling degree-days were down 10.3 percent from prior year, but were 7.8 percent above normal. Total retail electric deliveries were down 1.8 percent compared with the second quarter of 2013. Natural gas deliveries (including both retail and transportation segments) in the second quarter of 2014 were up 4.3 percent compared with the second quarter of 2013.

Weather-normalized retail electric deliveries and gas deliveries increased 0.2 percent and 1.4 percent in the second quarter of 2014 relative to 2013, respectively. The variances are driven primarily by economic and customer growth (mainly in the residential classes), partially offset by energy efficiency and higher gas rates, respectively.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in Central Maryland.

BGE’s GAAP net income in the second quarter of 2014 was $16 million, compared with $22 million in the second quarter of 2013. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2013 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	2Q14	2Q13
BGE Adjusted (non-GAAP) Operating Earnings	$16	$23
Merger and Integration Costs	—	(1)

BGE GAAP Net Income	$16	$22

BGE’s Adjusted (non-GAAP) Operating Earnings in the second quarter of 2014 decreased $7 million from the same quarter in 2013, primarily due to increased operating and maintenance expense, partially offset by increased revenue as a result of the December 2013 electric and gas distribution rate order issued by the MDPSC. Due to revenue decoupling, BGE is not affected by actual weather with the exception of major storms.

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Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on page 8 are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on July 31, 2014.

Cautionary Statements Regarding Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s Second Quarter 2014 Quarterly Report on Form 10-Q (to be filed on July 31, 2014) in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 18; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

# # #

Exelon Corporation (NYSE: EXC) is the nation’s leading competitive energy provider, with 2013 revenues of approximately $24.9 billion. Headquartered in Chicago, Exelon has does business in 48 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with more than 35,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 100,000 business and public sector customers and approximately 1 million residential customers. Exelon’s utilities deliver electricity and natural gas to more than 7.8 million customers in Central Maryland (BGE), Northern Illinois (ComEd) and Southeastern Pennsylvania (PECO).

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Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended June 30, 2014 and 2013	1

Consolidating Statements of Operations - Six Months Ended June 30, 2014 and 2013	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Six Months Ended June 30, 2014 and 2013	3

Business Segment Comparative Statements of Operations - PECO and BGE - Three and Six Months Ended June 30, 2014 and 2013	4

Business Segment Comparative Statements of Operations - Other - Three and Six Months Ended June 30, 2014 and 2013	5

Consolidated Balance Sheets - June 30, 2014 and December 31, 2013	6

Consolidated Statements of Cash Flows - Six Months Ended June 30, 2014 and 2013	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended June 30, 2014 and 2013	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Six Months Ended June 30, 2014 and 2013	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended June 30, 2014 and 2013	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Six Months Ended June 30, 2014 and 2013	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Six Months Ended June 30, 2014 and 2013	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Six Months Ended June 30, 2014 and 2013	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Six Months Ended June 30, 2014 and 2013	14

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - BGE - Three and Six Months Ended June 30, 2014 and 2013	15

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Six Months Ended June 30, 2014 and 2013	16

Exelon Generation Statistics - Three Months Ended June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013	17

Exelon Generation Statistics - Six Months Ended June 30, 2014 and 2013	18

ComEd Statistics - Three and Six Months Ended June 30, 2014 and 2013	19

PECO Statistics - Three and Six Months Ended June 30, 2014 and 2013	20

BGE Statistics - Three and Six Months Ended June 30, 2014 and 2013	21

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended June 30, 2014 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$3,789	$1,128	$656	$653	$(202)	$6,024
Operating expenses
Purchased power and fuel	1,835	269	241	268	(201)	2,412
Operating and maintenance	1,413	355	184	188	26	2,166
Depreciation and amortization	254	174	59	89	14	590
Taxes other than income	118	72	38	53	7	288

Total operating expenses	3,620	870	522	598	(154)	5,456
Equity in losses of unconsolidated affiliates	(1)	—	—	—	1	—
Gain on consolidation of CENG	261	—	—	—	—	261

Operating income (loss)	429	258	134	55	(47)	829

Other income and (deductions)
Interest expense	(86)	(80)	(28)	(27)	(17)	(238)
Other, net	228	5	1	5	4	243

Total other income and (deductions)	142	(75)	(27)	(22)	(13)	5

Income (loss) before income taxes	571	183	107	33	(60)	834
Income taxes	199	72	23	14	(31)	277

Net income (loss)	372	111	84	19	(29)	557
Net income attributable to noncontrolling interests and preference stock dividends	32	—	—	3	—	35

Net income (loss) attibutable to common shareholders	$340	$111	$84	$16	$(29)	$522

	Three Months Ended June 30, 2013
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$4,070	$1,080	$672	$653	$(334)	$6,141
Operating expenses
Purchased power and fuel	1,946	248	258	288	(321)	2,419
Operating and maintenance	1,189	359	181	160	3	1,892
Depreciation and amortization	210	170	56	82	15	533
Taxes other than income	101	71	39	54	6	271

Total operating expenses	3,446	848	534	584	(297)	5,115
Equity in losses of unconsolidated affiliates	(21)	—	—	—	—	(21)

Operating income (loss)	603	232	138	69	(37)	1,005

Other income and (deductions)
Interest expense	(93)	(76)	(28)	(32)	(23)	(252)
Other, net	(33)	6	—	4	6	(17)

Total other income and (deductions)	(126)	(70)	(28)	(28)	(17)	(269)

Income (loss) before income taxes	477	162	110	41	(54)	736
Income taxes	149	66	32	16	(24)	239

Net income (loss)	328	96	78	25	(30)	497
Net income attributable to noncontrolling interests, preferred security dividends and preference stock dividends	(2)	—	6	3	—	7

Net income (loss) attributable to common shareholders	$330	$96	$72	$22	$(30)	$490

(a)	Includes the results of operations of Constellation Energy Nuclear Group, LLC beginning on April 1, 2014, the date the nuclear operating services agreement was executed.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Six Months Ended June 30, 2014 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$8,179	$2,262	$1,649	$1,707	$(536)	$13,261
Operating expenses
Purchased power and fuel	5,191	589	705	797	(530)	6,752
Operating and maintenance	2,499	681	464	376	4	4,024
Depreciation and amortization	466	347	117	197	27	1,154
Taxes other than income	223	149	80	113	15	580

Total operating expenses	8,379	1,766	1,366	1,483	(484)	12,510
Equity in losses of unconsolidated affiliates	(20)	—	—	—	—	(20)
Gain on consolidation of CENG	261					261

Operating income (loss)	41	496	283	224	(52)	992

Other income and (deductions)
Interest expense	(172)	(160)	(56)	(55)	(22)	(465)
Other, net	318	10	3	9	8	348

Total other income and (deductions)	146	(150)	(53)	(46)	(14)	(117)

Income (loss) before income taxes	187	346	230	178	(66)	875
Income taxes	(1)	137	57	72	(41)	224

Net income (loss)	188	209	173	106	(25)	651
Net income attributable to noncontrolling interests, preferred security dividends and redemption and preference stock dividends	33	—	—	6	—	39

Net income (loss) attributable to common shareholders	$155	$209	$173	$100	$(25)	$612

	Six Months Ended June 30, 2013
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$7,603	$2,239	$1,567	$1,533	$(719)	$12,223
Operating expenses
Purchased power and fuel	4,114	630	664	713	(721)	5,400
Operating and maintenance	2,302	687	369	303	(5)	3,656
Depreciation and amortization	424	337	113	175	27	1,076
Taxes other than income	194	145	80	109	20	548

Total operating expenses	7,034	1,799	1,226	1,300	(679)	10,680
Equity in losses of unconsolidated affiliates	(30)	—	—	—	—	(30)

Operating income (loss)	539	440	341	233	(40)	1,513

Other income and (deductions)
Interest expense	(176)	(429)	(57)	(66)	(148)	(876)
Other, net	95	11	3	9	37	155

Total other income and (deductions)	(81)	(418)	(54)	(57)	(111)	(721)

Income (loss) before income taxes	458	22	287	176	(151)	792
Income taxes	148	8	87	70	(19)	294

Net income (loss)	310	14	200	106	(132)	498
Net income (loss) attributable to noncontrolling interests, preferred security dividends and preference stock dividends	(1)	—	7	6	—	12

Net income (loss) attributable to common shareholders	$311	$14	$193	$100	$(132)	$486

(a)	Includes the results of operations of Constellation Energy Nuclear Group, LLC beginning on April 1, 2014, the date the nuclear operating services agreement was executed.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation

	Three Months Ended June 30,			Six Months Ended June 30,
	2014 (a)	2013	Variance	2014 (a)	2013	Variance
Operating revenues	$3,789	$4,070	$(281)	$8,179	$7,603	$576
Operating expenses
Purchased power and fuel	1,835	1,946	(111)	5,191	4,114	1,077
Operating and maintenance	1,413	1,189	224	2,499	2,302	197
Depreciation and amortization	254	210	44	466	424	42
Taxes other than income	118	101	17	223	194	29

Total operating expenses	3,620	3,446	174	8,379	7,034	1,345
Equity in losses of unconsolidated affiliates	(1)	(21)	20	(20)	(30)	10
Gain on consolidation of CENG	261	—	261	261	—	261

Operating income	429	603	(174)	41	539	(498)

Other income and (deductions)
Interest expense	(86)	(93)	7	(172)	(176)	4
Other, net	228	(33)	261	318	95	223

Total other income and (deductions)	142	(126)	268	146	(81)	227

Income before income taxes	571	477	94	187	458	(271)
Income taxes	199	149	50	(1)	148	(149)

Net income	372	328	44	188	310	(122)
Net income (loss) attributable to noncontrolling interests and preference stock dividends	32	(2)	34	33	(1)	34

Net income attributable to membership interest	$340	$330	$10	$155	$311	$(156)

	ComEd

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Variance	2014	2013	Variance
Operating revenues	$1,128	$1,080	$48	$2,262	$2,239	$23
Operating expenses
Purchased power	269	248	21	589	630	(41)
Operating and maintenance	355	359	(4)	681	687	(6)
Depreciation and amortization	174	170	4	347	337	10
Taxes other than income	72	71	1	149	145	4

Total operating expenses	870	848	22	1,766	1,799	(33)

Operating income	258	232	26	496	440	56

Other income and (deductions)
Interest expense	(80)	(76)	(4)	(160)	(429)	269
Other, net	5	6	(1)	10	11	(1)

Total other income and (deductions)	(75)	(70)	(5)	(150)	(418)	268

Income before income taxes	183	162	21	346	22	324
Income taxes	72	66	6	137	8	129

Net income	$111	$96	$15	$209	$14	$195

(a)	Includes the results of operations of Constellation Energy Nuclear Group, LLC beginning on April 1, 2014, the date the nuclear operating services agreement was executed.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Variance	2014	2013	Variance
Operating revenues	$656	$672	$(16)	$1,649	$1,567	$82
Operating expenses
Purchased power and fuel	241	258	(17)	705	664	41
Operating and maintenance	184	181	3	464	369	95
Depreciation and amortization	59	56	3	117	113	4
Taxes other than income	38	39	(1)	80	80	—

Total operating expenses	522	534	(12)	1,366	1,226	140

Operating income	134	138	(4)	283	341	(58)

Other income and (deductions)
Interest expense	(28)	(28)	—	(56)	(57)	1
Other, net	1	—	1	3	3	—

Total other income and (deductions)	(27)	(28)	1	(53)	(54)	1

Income before income taxes	107	110	(3)	230	287	(57)
Income taxes	23	32	(9)	57	87	(30)

Net income	84	78	6	173	200	(27)
Preferred security dividends and redemption	—	6	(6)	—	7	(7)

Net income attributable to common shareholder	$84	$72	$12	$173	$193	$(20)

	BGE

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Variance	2014	2013	Variance
Operating revenues	$653	$653	$—	$1,707	$1,533	$174
Operating expenses
Purchased power and fuel	268	288	(20)	797	713	84
Operating and maintenance	188	160	28	376	303	73
Depreciation and amortization	89	82	7	197	175	22
Taxes other than income	53	54	(1)	113	109	4

Total operating expenses	598	584	14	1,483	1,300	183

Operating income	55	69	(14)	224	233	(9)

Other income and (deductions)
Interest expense	(27)	(32)	5	(55)	(66)	11
Other, net	5	4	1	9	9	—

Total other income and (deductions)	(22)	(28)	6	(46)	(57)	11

Income before income taxes	33	41	(8)	178	176	2
Income taxes	14	16	(2)	72	70	2

Net income	19	25	(6)	106	106	—
Preference stock dividends	3	3	—	6	6	—

Net income attributable to common shareholders	$16	$22	$(6)	$100	$100	$—

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Other (a)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Variance	2014	2013	Variance
Operating revenues	$(202)	$(334)	$132	$(536)	$(719)	$183
Operating expenses
Purchased power and fuel	(201)	(321)	120	(530)	(721)	191
Operating and maintenance	26	3	23	4	(5)	9
Depreciation and amortization	14	15	(1)	27	27	—
Taxes other than income	7	6	1	15	20	(5)

Total operating expenses	(154)	(297)	143	(484)	(679)	195

Equity in earnings of unconsolidated affiliates	1	—	1	—	—	—

Operating loss	(47)	(37)	(10)	(52)	(40)	(12)

Other income and (deductions)
Interest expense	(17)	(23)	6	(22)	(148)	126
Other, net	4	6	(2)	8	37	(29)

Total other income and (deductions)	(13)	(17)	4	(14)	(111)	97

Loss before income taxes	(60)	(54)	(6)	(66)	(151)	85
Income benefit	(31)	(24)	(7)	(41)	(19)	(22)

Net loss	$(29)	$(30)	$1	$(25)	$(132)	$107

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(in millions)

	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,362	$1,609
Restricted cash and investments	207	167
Accounts receivable, net
Customer	2,973	2,981
Other	1,005	1,175
Mark-to-market derivative assets	629	727
Unamortized energy contract assets	264	374
Inventories, net
Fossil fuel	409	276
Materials and supplies	1,041	829
Deferred income taxes	426	573
Regulatory assets	732	760
Other	775	666

Total current assets	9,823	10,137

Property, plant and equipment, net	51,747	47,330
Deferred debits and other assets
Regulatory assets	5,545	5,910
Nuclear decommissioning trust funds	10,437	8,071
Investments	839	1,165
Investments in affiliates	22	22
Investment in CENG	—	1,925
Goodwill	2,674	2,625
Mark-to-market derivative assets	482	607
Unamortized energy contracts assets	593	710
Pledged assets for Zion Station decommissioning	402	458
Other	1,092	964

Total deferred debits and other assets	22,086	22,457

Total assets (a)	$83,656	$79,924

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$621	$341
Long-term debt due within one year	2,047	1,509
Accounts payable	2,633	2,484
Accrued expenses	1,382	1,633
Payables to affiliates	38	116
Deferred income taxes	17	40
Regulatory liabilities	368	327
Mark-to-market derivative liabilities	228	159
Unamortized energy contract liabilities	239	261
Other	994	858

Total current liabilities	8,567	7,728

Long-term debt	18,133	17,623
Long-term debt to financing trusts	648	648
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	13,192	12,905
Asset retirement obligations	7,054	5,194
Pension obligations	1,804	1,876
Non-pension postretirement benefit obligations	1,419	2,190
Spent nuclear fuel obligation	1,021	1,021
Regulatory liabilities	4,670	4,388
Mark-to-market derivative liabilities	262	300
Unamortized energy contract liabilities	260	266
Payable for Zion Station decommissioning	264	305
Other	2,133	2,540

Total deferred credits and other liabilities	32,079	30,985

Total liabilities (a)	59,427	56,984

Commitments and contingencies
Shareholders’ equity
Common stock	16,651	16,741
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	10,435	10,358
Accumulated other comprehensive loss, net	(1,906)	(2,040)

Total shareholders’ equity	22,853	22,732
BGE preference stock not subject to mandatory redemption	193	193
Noncontrolling interest	1,183	15

Total equity	24,229	22,940

Total liabilities and shareholders’ equity	$83,656	$79,924

(a)	Exelon’s consolidated assets include $7,765 million and $1,755 million at June 30, 2014 and December 31, 2013, respectively, of certain VIEs that can only be used to settle the liabilities of the VIE. Exelon’s consolidated liabilities include $3,111 million and $658 million at June 30, 2014 and December 31, 2013, respectively, of certain VIEs for which the VIE creditors do not have recourse to Exelon. See Note 3 – Variable Interest Entities.

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities
Net income	$651	$498
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, depletion and accretion, including nuclear fuel and energy contract amortization	1,925	1,972
Gain on Consolidation of CENG	(268)	—
Deferred income taxes and amortization of investment tax credits	133	(468)
Net fair value changes related to derivatives	751	(28)
Net realized and unrealized gains on nuclear decommissioning trust fund investments	(168)	(27)
Other non-cash operating activities	567	576
Changes in assets and liabilities:
Accounts receivable	48	131
Inventories	(150)	(18)
Accounts payable, accrued expenses and other current liabilities	(358)	(583)
Option premiums received (paid), net	21	(10)
Counterparty collateral posted, net	(606)	(259)
Income taxes	(16)	705
Pension and non-pension postretirement benefit contributions	(499)	(284)
Other assets and liabilities	(280)	133

Net cash flows provided by operating activities	1,751	2,338

Cash flows from investing activities
Capital expenditures	(2,501)	(2,518)
Proceeds from termination of direct financing lease investment	335	—
Proceeds from nuclear decommissioning trust fund sales	4,219	1,448
Investment in nuclear decommissioning trust funds	(4,238)	(1,565)
Acquisition of business	(66)	(3)
Proceeds from sale of long-lived assets	32	4
Cash consolidated from CENG	129	—
Change in restricted cash	(40)	22
Other investing activities	(57)	63

Net cash flows used in investing activities	(2,187)	(2,549)

Cash flows from financing activities
Changes in short-term borrowings	293	662
Issuance of long-term debt	2,100	509
Retirement of long-term debt	(1,191)	(616)
Redemption of preferred securities	—	(93)
Distributions to non-controlling interest of consolidated VIE	(415)	—
Dividends paid on common stock	(533)	(716)
Proceeds from employee stock plans	18	32
Other financing activities	(83)	(62)

Net cash flows provided by (used in) financing activities	189	(284)

Decrease in cash and cash equivalents	(247)	(495)
Cash and cash equivalents at beginning of period	1,609	1,486

Cash and cash equivalents at end of period	$1,362	$991

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended June 30, 2014				Three Months Ended June 30, 2013
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$6,024	$170	(b),(c)	$6,194	$6,141	$(259	)(b),(c)	$5,882
Operating expenses
Purchased power and fuel	2,412	108	(b),(c)	2,520	2,419	(9	)(b),(c)	2,410
Operating and maintenance	2,166	(137	)(d),(e),(f)	2,029	1,892	(133	)(d),(f)	1,759
Depreciation and amortization	590	—		590	533	(1	)(d)	532
Taxes other than income	288	—		288	271	—		271

Total operating expenses	5,456	(29)		5,427	5,115	(143)		4,972
Equity in losses of unconsolidated affiliates	—	—		—	(21)	21	(c)	—
Gain on consolidation of CENG	261	(261	)(g)	—	—	—		—

Operating income	829	(62)		767	1,005	(95)		910

Other income and (deductions)
Interest expense	(238)	8	(e)	(230)	(252)	4	(i)	(248)
Other, net	243	(162	)(h)	81	(17)	57	(d),(h),(i)	40

Total other income and (deductions)	5	(154)		(149)	(269)	61		(208)

Income before income taxes	834	(216)		618	736	(34)		702
Income taxes	277	(111	)(b),(c),(d),(e),(f),(g),(h),(j)	166	239	2	(b),(c),(d),(f),(h),(i),(k)	241

Net income	557	(105)		452	497	(36)		461
Net income attributable to noncontrolling interests and preference stock dividends	35	(23	)(j)	12	7	—		7

Net income attributable to common shareholders	$522	$(82)		$440	$490	$(36)		$454

Effective tax rate	33.2%			26.9%	32.5%			34.3%
Earnings per average common share
Basic	$0.61	$(0.10)		$0.51	$0.57	$(0.04)		$0.53
Diluted	$0.60	$(0.09)		$0.51	$0.57	$(0.04)		$0.53

Average common shares outstanding
Basic	860			860	856			856
Diluted	864			864	860			860
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$0.01				$(0.30)
Amortization of commodity contract intangibles (c)		0.03				0.13
Merger and integration costs (d)		0.02				0.02
PHI acquisition costs (e)		0.01				—
Long-lived asset impairment (f)		0.08				0.08
Gain on CENG Integration (g)		(0.18)				—
Unrealized gains related to NDT fund investments (h)		(0.09)				0.03
Non-controlling interest (j)		0.03				—

Total adjustments		$(0.09)				$(0.04)

For the three months ended June 30, 2014, includes the results of operations of Constellation Energy Nuclear Group, LLC beginning on April 1, 2014, the date the nuclear operating services agreement was executed.

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(d)	Adjustment to exclude certain costs incurred associated with the Constellation merger and at Generation the Constellation Energy Nuclear Group, LLC (CENG) transaction, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives, and certain pre-acquisition contingencies.
(e)	Adjustment to exclude certain costs incurred associated with the Pepco Holdings Inc. acquisition, including professional fees and upfront credit facility fees.
(f)	Adjustment to exclude a 2014 charge to earnings primarily related to the impairment of certain wind generating assets and a 2013 charge to earnings primarily related to the cancellation of previously capitalized nuclear uprate projects.
(g)	Adjustment to exclude the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing commitments between Generation and CENG.
(h)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(i)	Adjust to exclude the non-cash amortization of certain debt recorded at fair value at the Constellation merger date, which was retired in the second quarter of 2013.
(j)	Adjustments to account for the CENG interest not owned by Generation, where applicable.
(k)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes as a result of the merger.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Six Months Ended June 30, 2014				Six Months Ended June 30, 2013
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$13,261	$1,020	(b),(c),(d)	$14,281	$12,223	$552	(c),(d)	$12,775
Operating expenses
Purchased power and fuel	6,752	187	(c),(d)	6,939	5,400	244	(c),(d)	5,644
Operating and maintenance	4,024	(149	)(b),(e),(f)	3,875	3,656	(170	)(b),(f)	3,486
Depreciation and amortization	1,154	—		1,154	1,076	(2	)(b)	1,074
Taxes other than income	580	—		580	548	—		548

Total operating expenses	12,510	38		12,548	10,680	72		10,752
Equity in earnings (loss) of unconsolidated affiliates	(20)	12	(b),(c)	(8)	(30)	39	(c)	9
Gain on consolidation of CENG	261	(261	)(g)	—	—	—		—

Operating income	992	733		1,725	1,513	519		2,032

Other income and (deductions)
Interest expense	(465)	8	(e)	(457)	(876)	371	(b),(j),(f),(k)	(505)
Other, net	348	(205	)(h),(i)	143	155	(53	)(b),(h),(k),(l)	102

Total other income and (deductions)	(117)	(197)		(314)	(721)	318		(403)

Income before income taxes	875	536		1,411	792	837		1,629
Income taxes	224	201	(b),(c),(d),(e),(f),(j),(g),(h),(i)	425	294	267	(b),(c),(d),(f),(h),(j),(k),(l)	561

Net income	651	335		986	498	570		1,068
Net income attributable to noncontrolling interests, preferred security dividends and redemption and preference stock dividends	39	(23	)(m)	16	12	—		12

Net income attributable to common shareholders	$612	$358		$970	$486	$570		$1,056

Effective tax rate	25.6%			30.1%	37.1%			34.4%
Earnings per average common share
Basic	$0.71	$0.42		$1.13	$0.57	$0.67		$1.23
Diluted	$0.71	$0.41		$1.12	$0.57	$0.66		$1.23

Average common shares outstanding
Basic	860			860	856			856
Diluted	863			863	859			859
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Merger and integration costs (b)		$0.03				$0.05
Amortization of commodity contract intangibles (c)		0.06				0.27
Mark-to-market impact of economic hedging activities (d)		0.52				(0.02)
PHI acquisition costs (e)		0.01				—
Long-lived asset impairment (f)		0.08				0.10
Gain on CENG Integration (g)		(0.18)				—
Unrealized gains related to NDT fund investments (h)		(0.10)				(0.02)
Tax settlement (i)		(0.04)				—
Remeasurement of like-kind exchange tax position (j)		—				0.31
Amortization of the fair value of certain debt (k)		—				(0.01)
Plant retirements and divestitures (l)		—				(0.02)
Non-controlling interest (m)		0.03				—

Total adjustments		$0.41				$0.66

For the six months ended June 30, 2014, includes the results of operations of Constellation Nuclear Energy Group, LLC beginning on April 1, 2014, the date the nuclear operating services agreement was executed.

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the Constellation merger and at Generation the Constellation Energy Nuclear Group, LLC (CENG) transaction, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives, and certain pre-acquisition contingencies.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(e)	Adjustment to exclude certain costs incurred associated with the Pepco Holdings Inc. acquisition, including professional fees and upfront credit facility fees.
(f)	Adjustment to exclude a 2014 charge to earnings primarily related to the impairment of certain wind generating assets and a 2013 charge to earnings primarily related to the cancellation of previously capitalized nuclear uprate projects.
(g)	Adjustment to exclude the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing commitments between Generation and CENG.
(h)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(i)	Adjustment to account for a favorable tax settlement in 2014 of certain income tax positions on Constellation’s 2009-2012 tax returns.
(j)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes as a result of the merger.
(k)	Adjust to exclude the non-cash amortization of certain debt recorded at fair value at the Constellation merger date, which was retired in the second quarter of 2013.
(l)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.
(m)	Adjustments to account for the CENG interest not owned by Generation, where applicable.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended June 30, 2014 and 2013

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	Other (a)	Exelon
2013 GAAP Earnings (Loss)	$0.57	$330	$96	$72	$22	$(30)	$490
2013 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.30)	(263)	—	—	—	10	(253)
Unrealized Losses Related to NDT Fund Investments (1)	0.03	22	—	—	—	—	22
Merger and Integration Costs (2)	0.02	12	—	2	1	—	15
Amortization of Commodity Contract Intangibles (3)	0.13	115	—	—	—	—	115
Amortization of the Fair Value of Certain Debt (4)	—	(4)	—	—	—	—	(4)
Long-Lived Asset Impairment (5)	0.08	61	—	—	—	8	69

2013 Adjusted (non-GAAP) Operating Earnings (Loss)	0.53	273	96	74	23	(12)	454
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Volume Impacts for Generation Revenue (9)	0.14	126	—	—	—	—	126
Fuel Cost Impacts for Generation (10)	(0.05)	(46)	—	—	—	—	(46)
Capacity Pricing (11)	0.09	78	—	—	—	—	78
Market and Portfolio Conditions (12)	(0.07)	(62)	—	—	—	—	(62)
ComEd, PECO and BGE Margins:
Weather	—	—	1	(5)	— (b)	—	(4)
Load	—	—	—	2	— (b)	—	2
Other Energy Delivery (13)	0.04	—	15	4	12	3	34
Operating and Maintenance Expense:
Labor, Contracting and Materials (14)	(0.10)	(77)	(2)	(3)	(5)	1	(86)
Planned Nuclear Refueling Outages (15)	(0.05)	(42)	—	—	—	—	(42)
Pension and Non-Pension Postretirement Benefits(16)	0.04	17	15	1	(1)	2	34
Other Operating and Maintenance (17)	(0.07)	(28)	(10)	(1)	(11)	(4)	(54)
Depreciation and Amortization Expense (18)	(0.04)	(28)	(2)	(2)	(3)	(1)	(36)
Equity in Earnings of Unconsolidated Affiliates	—	(1)	—	—	—	1	—
Income Taxes (19)	0.03	19	1	9	(2)	2	29
Interest Expense, Net (20)	0.01	2	(2)	—	3	7	10
CENG Non-Controlling Interest	(0.01)	(11)	—	—	—	(1)	(12)
Other (21)	0.02	11	(1)	5	—	—	15

2014 Adjusted (non-GAAP) Operating Earnings	0.51	231	111	84	16	(2)	440
2014 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.01)	(8)	—	—	—	—	(8)
Unrealized Gains Related to NDT Fund Investments (1)	0.09	76	—	—	—	—	76
Merger and Integration Costs (2)	(0.02)	(19)	—	—	—	—	(19)
Amortization of Commodity Contract Intangibles (3)	(0.03)	(23)	—	—	—	—	(23)
Long-Lived Asset Impairment (5)	(0.08)	(53)	—	—	—	(15)	(68)
Gain on CENG Integration (6)	0.18	159	—	—	—	—	159
PHI Acquisition Costs (7)	(0.01)	—	—	—	—	(12)	(12)
Non-Controlling Interest (8)	(0.03)	(23)	—	—	—	—	(23)

2014 GAAP Earnings (Loss)	$0.60	$340	$111	$84	$16	$(29)	$522

Notes:

*	Beginning on April 1, 2014, each line item above includes 100% of CENG’s results of operations. Prior to April 1, 2014, CENG’s net results were included in equity in earnings (loss) on unconsolidated affiliates. Therefore, the results of operations from 2014 and 2013 for each line item above are not comparable for Generation and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.
*	Effective in the fourth quarter of 2013 Exelon switched from applying a blended tax rate to applying a marginal tax rate to the drivers and exclusions presented above, resulting in minor changes when comparing to historical earnings release filings.
*	Effective in the first quarter of 2014, ‘Nuclear Volume’ and ‘Nuclear Fuel Costs’ were changed to ‘Volume Impacts for Generation Revenue’ and ‘Fuel Cost Impacts for Generation,’ respectively, reflecting a full Generation perspective.
(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(1)	Reflects the impact of unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects certain costs incurred associated with the Constellation merger and at Generation the Constellation Energy Nuclear Group, LLC (CENG) integration, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives and certain pre-acquisition contingencies.
(3)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the Constellation merger date and at the CENG integration date.
(4)	Represents the non-cash amortization of certain debt recorded at fair value at the Constellation merger date, which was retired in the second quarter of 2013.
(5)	Reflects a 2013 charge to earnings primarily related to the cancellation of previously capitalized nuclear uprate projects and a 2014 charge primarily related to the impairment of certain wind generating assets.
(6)	Represents the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets as of April 1, 2014, and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing transactions between Generation and CENG.
(7)	Reflects certain costs incurred associated with the Pepco Holdings Inc. (PHI) acquisition, including professional fees and upfront credit facility fees.
(8)	Represents adjustments to account for the CENG interest not owned by Generation, where applicable.
(9)	Primarily reflects the inclusion of CENG’s results for the second quarter in 2014 and increased fossil generation in the South region, partially offset by a reduction in revenue due to increased nuclear generating outage days in 2014, including Salem, and a decrease in fossil generation in New England as a result of optimizing favorable commodity pricing, which is partially offset within market and portfolio conditions.
(10)	Primarily reflects the inclusion of CENG’s results for the second quarter in 2014, and an increase in fossil generation in the South region, partially offset by lower nuclear generation and the cancellation of the DOE spent nuclear fuel disposal fee.
(11)	Primarily reflects the impact of increased capacity prices related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market in addition to the inclusion of CENG’s results for the second quarter in 2014.
(12)	Primarily reflects the impact of lower realized energy prices, partially offset by optimizing favorable commodity pricing in New England and the South.
(13)	For ComEd, primarily reflects higher distribution formula rate revenue due to increased capital investments and increased cost recovery associated with energy efficiency programs (offset in other operating and maintenance expenses), partially offset by lower distribution formula rate revenue due to decreased pension and non-pension postretirement expense (offset below). For BGE, includes increased distribution revenue pursuant to electric and natural gas distribution rate case orders issued by the Maryland PSC.
(14)	Primarily reflects the inclusion of CENG’s results for the second quarter in 2014 at Generation, an increase in contracting costs as a result of increased unplanned nuclear outage days at Generation, and inflation across all operating companies.
(15)	Primarily as a result of the inclusion of CENG’s results for the second quarter in 2014, and the impact of increased planned nuclear refueling outage days in 2014, excluding Salem.
(16)	Primarily reflects cost savings from plan design changes for certain OPEB plans, and the favorable impact of higher actuarially assumed pension and OPEB discount rates for 2014, partially offset by the inclusion of CENG’s results for the second quarter in 2014.
(17)	At Generation, primarily relates to the inclusion of CENG’s results for the second quarter in 2014, and an increase in the reserve for future asbestos-related bodily injury claims. At ComEd, primarily relates to increased spend on energy and efficiency programs, and increased uncollectible accounts expense (both offset in other energy and delivery revenue). At BGE, primarily relates to increased uncollectible accounts expense.
(18)	Primarily reflects the inclusion of CENG’s results for the second quarter in 2014 at Generation, and increased depreciation expense across the operating companies for ongoing capital expenditures.
(19)	At Generation, primarily reflects increase in domestic production activities deduction partially offset by a reduction in the investment tax credit benefits. At PECO, primarily reflects an increase in electric tax repairs deduction.
(20)	Primarily relates to the unfavorable franchise tax settlement in 2013 at Exelon Corporate.
(21)	For Generation, primarily reflects higher realized NDT fund gains.

EXELON CORPORATION (a)

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Six Months Ended June 30, 2014 and 2013

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	Other (a)	Exelon
2013 GAAP Earnings (Loss)	$0.57	$311	$14	$193	$100	$(132)	$486
2013 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.02)	(16)	—	—	—	(2)	(18)
Unrealized Gains Related to NDT Fund Investments (1)	(0.02)	(14)	—	—	—	—	(14)
Plant Retirements and Divestitures (2)	(0.02)	(13)	—	—	—	—	(13)
Merger and Integration Costs (3)	0.05	41	—	3	(4)	3	43
Amortization of Commodity Contract Intangibles (4)	0.27	232	—	—	—	—	232
Amortization of the Fair Value of Certain Debt (5)	(0.01)	(7)	—	—	—	—	(7)
Remeasurement of Like-Kind Exchange Tax Position (6)	0.31	—	171	—	—	94	265
Long-Lived Asset Impairment (7)	0.10	75	—	—	—	7	82

2013 Adjusted (non-GAAP) Operating Earnings (Loss)	1.23	609	185	196	96	(30)	1,056
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Volume Impacts for Generation Revenue (12)	0.10	85	—	—	—	—	85
Fuel Cost Impacts for Generation (13)	(0.09)	(82)	—	—	—	—	(82)
Capacity Pricing (14)	0.17	148	—	—	—	—	148
Market and Portfolio Conditions (15)	(0.16)	(141)	—	—	—	—	(141)
ComEd, PECO and BGE Margins:
Weather	0.03	—	9	15	— (b)	—	24
Load	0.01	—	4	5	— (b)	—	9
Other Energy Delivery (16)	0.10	—	25	4	54	(1)	82
Operating and Maintenance Expense:
Labor, Contracting and Materials (17)	(0.11)	(74)	(5)	(3)	(14)	—	(96)
Planned Nuclear Refueling Outages (18)	(0.06)	(48)	—	—	—	—	(48)
Pension and Non-Pension Postretirement Benefits (19)	0.04	21	21	—	(2)	3	43
Other Operating and Maintenance (20)	(0.13)	(26)	(12)	(56)	(24)	3	(115)
Depreciation and Amortization Expense (21)	(0.06)	(28)	(5)	(2)	(13)	(2)	(50)
Equity in Earnings of Unconsolidated Affiliates (22)	(0.01)	(10)	—	—	—	—	(10)
Income Taxes (23)	0.03	13	—	9	(1)	5	26
Interest Expense, Net (24)	0.02	12	(10)	—	7	12	21
Other (25)	0.03	22	(3)	5	(3)	8	29
CENG Non-Controlling Interest	(0.01)	(11)	—	—	—	—	(11)
Share Differential	(0.01)	—	—	—	—	—	—

2014 Adjusted (non-GAAP) Operating Earnings (Loss)	1.12	490	209	173	100	(2)	970
2014 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.52)	(455)	—	—	—	4	(451)
Unrealized Gains Related to NDT Fund Investments (1)	0.10	84	—	—	—	—	84
Merger and Integration Costs (3)	(0.03)	(28)	—	—	—	—	(28)
Amortization of Commodity Contract Intangibles (4)	(0.06)	(54)	—	—	—	—	(54)
Long-Lived Asset Impairment (7)	(0.08)	(53)	—	—	—	(15)	(68)
Tax Settlements (8)	0.04	35	—	—	—	—	35
Gain on CENG Integration (9)	0.18	159	—	—	—	—	159
PHI Acquisition Costs (10)	(0.01)	—	—	—	—	(12)	(12)
Non-Controlling Interest (11)	(0.03)	(23)	—	—	—	—	(23)

2014 GAAP Earnings (Loss)	$0.71	$155	$209	$173	$100	$(25)	$612

Note:

*	Beginning on April 1, 2014, each line item above includes 100% of CENG’s results of operations. Prior to April 1, 2014, CENG’s net results were included in equity in earnings (loss) on unconsolidated affiliates. Therefore, the results of operations from 2014 and 2013 for each line item above are not comparable for Generation and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.
*	Effective in the fourth quarter of 2013 Exelon switched from applying a blended tax rate to applying a marginal tax rate to the drivers and exclusions presented above, resulting in minor changes when comparing to historical earnings release filings.
*	Effective in the first quarter of 2014, ‘Nuclear Volume’ and ‘Nuclear Fuel Costs’ were changed to ‘Volume Impacts for Generation Revenue’ and ‘Fuel Cost Impacts for Generation,’ respectively, reflecting a full Generation perspective.
(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects the impacts associated with the sale or retirement of generating stations.
(3)	Reflects certain costs incurred associated with the Constellation merger and at Generation the Constellation Energy Nuclear Group, LLC (CENG) integration, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives and certain pre-acquisition contingencies.
(4)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the Constellation merger date and at the CENG integration date.
(5)	Represents the non-cash amortization of certain debt recorded at fair value at the Constellation merger date, which was retired in the second quarter of 2013.
(6)	Represents a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(7)	Reflects a 2013 charge to earnings primarily related to the cancellation of previously capitalized nuclear uprate projects and a 2014 charge primarily related to the impairment of certain wind generating assets.
(8)	Reflects a benefit related to the favorable settlement in 2014 of certain income tax positions on Constellation’s 2009-2012 tax returns.
(9)	Represents the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets as of April 1, 2014, and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing transactions between Generation and CENG.
(10)	Reflects certain costs incurred associated with the Pepco Holdings Inc. (PHI) acquisition, including professional fees and upfront credit facility fees.
(11)	Represents adjustments to account for the CENG interest not owned by Generation, where applicable.
(12)	Primarily reflects the inclusion of CENG’s results for the second quarter in 2014 and an increase in revenue in the ERCOT region as a result of extreme cold weather in the first quarter of 2014, partially offset by a reduction in revenue given increased nuclear generating outage days in 2014, including Salem, and a decrease in fossil generation in New England as a result of optimizing favorable commodity pricing, which is partially offset within market and portfolio conditions.
(13)	Primarily reflects the inclusion of CENG’s results for the second quarter in 2014, an increase in fossil fuel costs due to the extreme cold weather during the first quarter of 2014, and the increase in fossil generation in the South and Mid-Atlantic regions, partially offset by lower nuclear generation, decreased fossil generation in the New England region and the cancellation of the DOE spent nuclear fuel disposal fee.
(14)	Primarily reflects the impact of increased capacity prices related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market in addition to the inclusion of CENG’s results for the second quarter in 2014.
(15)	Primarily reflects the impact of lower realized energy prices, and higher procurement costs for replacement power as a result of the extreme cold weather in the first quarter of 2014, partially offset by optimizing favorable commodity pricing in New England and South.
(16)	For BGE, includes increased distribution revenue pursuant to electric and natural gas distribution rate case orders issued by the Maryland PSC and increased cost recovery for energy efficiency and demand response programs (primarily offset in depreciation and amortization expense). For ComEd, primarily reflects higher distribution formula rate revenue due to increased capital investments, and increased cost recovery associated with energy efficiency programs (offset in other operating and maintenance expenses), partially offset by lower distribution formula rate revenue due to decreased pension and non-pension postretirement expense (offset below).
(17)	Primarily reflects the inclusion of CENG’s results for the second quarter in 2014 at Generation, an increase in contracting costs as a result of increased unplanned nuclear outage days at Generation, an increase in maintenance related activities at BGE due to extreme cold temperatures, and inflation across all operating companies, partially offset at Generation by synergies realized in 2014.
(18)	Primarily as a result of the inclusion of CENG, and the impact of increased planned nuclear refueling outage days in 2014, excluding Salem.
(19)	Primarily reflects cost savings from plan design changes for certain OPEB plans, and the favorable impact of higher actuarially assumed pension and OPEB discount rates for 2014, partially offset by the inclusion of CENG’s results for the second quarter in 2014.
(20)	For Generation, primarily reflects the inclusion of CENG’s results for the second quarter in 2014 and an increase in the reserve for future asbestos-related bodily injury claims. In the PECO and BGE service territories, primarily reflects increased storm costs, including the February 5, 2014 ice storm. For BGE, also reflects an increase in uncollectible accounts expense. For ComEd, primarily reflects increased spend on energy and efficiency programs, partially offset by decreased uncollectible accounts expense (both offset in other energy and delivery revenue).
(21)	Primarily reflects the inclusion of CENG’s results for the second quarter in 2014 and increased depreciation expense across the operating companies for ongoing capital expenditures. At BGE, also reflects increased regulatory asset amortization related to higher energy efficiency and demand response program expenditures (primarily offset in other energy delivery revenue).
(22)	Primarily reflects the second quarter 2013 non-cash amortization of the fair value basis difference recorded at the Constellation merger date, offset by equity in losses in CENG in 2013, which is now consolidated in 2014.
(23)	At Generation, primarily reflects the favorable settlement of certain income positions and an increase in domestic production activities deduction, partially offset by a reduction in investment tax credit benefits. At PECO, primarily reflects an increase in electric tax repairs deduction.
(24)	For Generation, primarily reflects a benefit recorded in 2014 related to the favorable settlement of certain income tax positions on Constellation’s 2009-2012 tax returns. For ComEd, primarily reflects a favorable adjustment recorded in the first quarter of 2013 related to the 1999-2001 IRS settlement. For BGE, primarily reflects the impact of favorable interest rates in 2014. For Corporate, includes the impacts of a 2013 unfavorable franchise tax case settlement.
(25)	For Generation, primarily reflects higher realized NDT fund gains.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended June 30, 2014				Three Months Ended June 30, 2013
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$3,789	$170	(b),(c)	$3,959	$4,070	$(270	)(b),(c)	$3,800
Operating expenses
Purchased power and fuel	1,835	108	(b),(c)	1,943	1,946	(9	)(b),(c)	1,937
Operating and maintenance	1,413	(101	)(d),(i)	1,312	1,189	(113	)(d),(i)	1,076
Depreciation and amortization	254	—		254	210	(1	)(d)	209
Taxes other than income	118	—		118	101	—		101

Total operating expenses	3,620	7		3,627	3,446	(123)		3,323
Equity in (losses) earnings of unconsolidated affiliates	(1)	—		(1)	(21)	21	(c)	—
Gain on consolidation of CENG	261	(261	)(e)	—	—	—

Operating income	429	(98)		331	603	(126)		477

Other income and (deductions)
Interest expense	(86)	—		(86)	(93)	4	(i),(j)	(89)
Other, net	228	(162	)(f)	66	(33)	57	(d),(f),(j)	24

Total other income and (deductions)	142	(162)		(20)	(126)	61		(65)

Income before income taxes	571	(260)		311	477	(65)		412
Income (benefit) taxes	199	(128	)(b),(c),(d),(e),(f),(i)	71	149	(8	)(b),(c),(d),(f),(i),(j)	141

Net income	372	(132)		240	328	(57)		271
Net loss attributable to noncontrolling interests	32	(23	)(h)	9	(2)	—		(2)

Net income attributable to membership interest	$340	$(109)		$231	$330	$(57)		$273

	Six Months Ended June 30, 2014				Six Months Ended June 30, 2013
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$8,179	$1,020	(b),(c),(d)	$9,199	$7,603	$558	(b),(c)	$8,161
Operating expenses
Purchased power and fuel	5,191	187	(b),(c)	5,378	4,114	244	(b),(c)	4,358
Operating and maintenance	2,499	(114	)(d),(i)	2,385	2,302	(154	)(d),(i)	2,148
Depreciation, amortization, accretion and depletion	466	—		466	424	(2	)(d),(i)	422
Taxes other than income	223	—		223	194	—		194

Total operating expenses	8,379	73		8,452	7,034	88		7,122
Equity in earnings (loss) of unconsolidated affiliates	(20)	12	(c),(d)	(8)	(30)	39	(c)	9
Gain on consolidation of CENG	261	(261	)(e)	—	—	—

Operating income	41	698		739	539	509		1,048

Other income and (deductions)
Interest expense	(172)	—		(172)	(176)	2	(d),(i),(j)	(174)
Other, net	318	(205	)(f),(g)	113	95	(53	)(d),(f),(j),(k)	42

Total other income and (deductions)	146	(205)		(59)	(81)	(51)		(132)

Income before income taxes	187	493		680	458	458		916
Income taxes	(1)	181	(b),(c),(d),(e),(f),(g),(h),(i)	180	148	160	(b),(c),(d),(f),(i),(j),(k)	308

Net income	188	312		500	310	298		608
Net loss attributable to noncontrolling interests	33	(23	)(h)	10	(1)	—		(1)

Net income attributable to membership interest	$155	$335		$490	$311	$298		$609

Note: Includes the results of operations of Constellation Energy Nuclear Group, LLC beginning on April 1, 2014, the date the nuclear operating services agreement was executed.

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(d)	Adjustment to exclude certain costs incurred associated with the Constellation merger and Constellation Energy Nuclear Group, LLC (CENG) transaction, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives, and certain pre-acquisition contingencies.
(e)	Adjustment to exclude the gain recorded upon consolidation of CENG resulting from the difference in the fair value of CENG’s net assets and the equity method investment previously recorded on Generation’s and Exelon’s books and the settlement of pre-existing commitments between Generation and CENG.
(f)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(g)	Adjustment to reflect a benefit related to the favorable settlement in 2014 of certain income tax positions on Constellation’s 2009-2012 tax returns.
(h)	Adjustments for the non-cash amortization, net, related to commodity contracts recorded at fair value at the CENG integration date, costs incurred associated with the CENG integration, and the impact of unrealized gains and losses on NDT fund investments, to account for the CENG interest not owned by Generation.
(i)	Adjustment to exclude a 2014 charge to earnings primarily related to the impairment of certain wind generating assets and a 2013 charge to earnings primarily related to the cancellation of previously capitalized nuclear uprate projects.
(j)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.
(k)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended June 30, 2014			Three Months Ended June 30, 2013
	GAAP (a)	Adjustments	Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,128	$—	$1,128	$1,080	$—		$1,080
Operating expenses
Purchased power	269	—	269	248	—		248
Operating and maintenance	355	—	355	359	—		359
Depreciation and amortization	174	—	174	170	—		170
Taxes other than income	72	—	72	71	—		71

Total operating expenses	870	—	870	848	—		848

Operating income	258	—	258	232	—		232

Other income and (deductions)
Interest expense	(80)	—	(80)	(76)	—		(76)
Other, net	5	—	5	6	—		6

Total other income and (deductions)	(75)	—	(75)	(70)	—		(70)

Income before income taxes	183	—	183	162	—		162
Income (benefit) taxes	72	—	72	66	—		66

Net income	$111	$—	$111	$96	$—		$96

	Six Months Ended June 30, 2014			Six Months Ended June 30, 2013
	GAAP (a)	Adjustments	Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$2,262	$—	$2,262	$2,239	$—		$2,239
Operating expenses
Purchased power	589	—	589	630	—		630
Operating and maintenance	681	—	681	687	—		687
Depreciation and amortization	347	—	347	337	—		337
Taxes other than income	149	—	149	145	—		145

Total operating expenses	1,766	—	1,766	1,799	—		1,799

Operating income	496	—	496	440	—		440

Other income and (deductions)
Interest expense	(160)	—	(160)	(429)	288	(b)	(141)
Other, net	10	—	10	11	—		11

Total other income and (deductions)	(150)	—	(150)	(418)	288		(130)

Income before income taxes	346	—	346	22	288		310
Income taxes	137	—	137	8	117	(b)	125

Net income	$209	$—	$209	$14	$171		$185

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended June 30, 2014			Three Months Ended June 30, 2013
	GAAP (a)	Adjustments	Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$656	$—	$656	$672	$—		$672
Operating expenses
Purchased power and fuel	241	—	241	258	—		258
Operating and maintenance	184	—	184	181	(3	)(b)	178
Depreciation and amortization	59	—	59	56	—		56
Taxes other than income	38	—	38	39	—		39

Total operating expenses	522	—	522	534	(3)		531

Operating income	134	—	134	138	3		141

Other income and (deductions)
Interest expense	(28)	—	(28)	(28)	—		(28)
Other, net	1	—	1	—	—		—

Total other income and (deductions)	(27)	—	(27)	(28)	—		(28)

Income before income taxes	107	—	107	110	3		113
Income taxes	23	—	23	32	1	(b)	33

Net income	84	—	84	78	2		80
Preferred security dividends	—	—	—	6	—		6

Net income attributable to common shareholder	$84	$—	$84	$72	$2		$74

	Six Months Ended June 30, 2014			Six Months Ended June 30, 2013
	GAAP (a)	Adjustments	Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,649	$—	$1,649	$1,567	$—		$1,567
Operating expenses
Purchased power and fuel	705	—	705	664	—		664
Operating and maintenance	464	—	464	369	(5	)(b)	364
Depreciation and amortization	117	—	117	113	—		113
Taxes other than income	80	—	80	80	—		80

Total operating expenses	1,366	—	1,366	1,226	(5)		1,221

Operating income	283	—	283	341	5		346

Other income and (deductions)
Interest expense	—	—	—	(57)	—		(57)
Loss in equity method investments	(56)	—	(56)	—	—		—
Other, net	3	—	3	3	—		3

Total other income and (deductions)	(53)	—	(53)	(54)	—		(54)

Income before income taxes	230	—	230	287	5		292
Income taxes	57	—	57	87	2	(b)	89

Net income	173	—	173	200	3		203
Preferred security dividends and redemption	—	—	—	7	—		7

Net income attributable to common shareholder	$173	$—	$173	$193	$3		$196

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the Constellation merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives certain pre-acquisition contingencies.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	BGE
	Three Months Ended June 30, 2014			Three Months Ended June 30, 2013
	GAAP (a)	Adjustments	Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$653	$—	$653	$653	$—		$653
Operating expenses
Purchased power and fuel	268	—	268	288	—		288
Operating and maintenance	188	—	188	160	(1	)(b)	159
Depreciation and amortization	89	—	89	82	—		82
Taxes other than income	53	—	53	54	—		54

Total operating expenses	598	—	598	584	(1)		583

Operating income	55	—	55	69	1		70

Other income and (deductions)
Interest expense	(27)	—	(27)	(32)	—		(32)
Other, net	5	—	5	4	—		4

Total other income and (deductions)	(22)	—	(22)	(28)	—		(28)

Income before income taxes	33	—	33	41	1		42
Income taxes	14	—	14	16	—	(b)	16

Net income	19	—	19	25	1		26
Preference stock dividends	3	—	3	3	—		3

Net income attributable to common shareholders	$16	$—	$16	$22	$1		$23

	Six Months Ended June 30, 2014			Six Months Ended June 30, 2013
	GAAP (a)	Adjustments	Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,707	$—	$1,707	$1,533	$—		$1,533
Operating expenses
Purchased power and fuel	797	—	797	713	—		713
Operating and maintenance	376	—	376	303	6	(b)	309
Depreciation and amortization	197	—	197	175	—		175
Taxes other than income	113	—	113	109	—		109

Total operating expenses	1,483	—	1,483	1,300	6		1,306

Operating income (loss)	224	—	224	233	(6)		227

Other income and (deductions)
Interest expense	(55)	—	(55)	(66)	—		(66)
Other, net	9	—	9	9	—		9

Total other income and (deductions)	(46)	—	(46)	(57)	—		(57)

Income before income taxes	178	—	178	176	(6)		170
Income taxes	72	—	72	70	(2	)(b)	68

Net income	106	—	106	106	(4)		102
Preference stock dividends	6	—	6	6	—		6

Net income attributable to common shareholders	$100	$—	$100	$100	$(4)		$96

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies, partially offset in 2013 by a one-time benefit pursuant to the February 22, 2013 order for BGE’s 2012 Maryland electric and natural gas distribution rates case for the recovery of previously incurred integration costs.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended June 30, 2014				Three Months Ended June 30, 2013
	GAAP (b)	Adjustments		Adjusted Non- GAAP	GAAP (b)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(202)	$—		$(202)	$(334)	$11	(e)	$(323)
Operating expenses
Purchased power and fuel	(201)	—		(201)	(321)	—		(321)
Operating and maintenance	26	(36	)(c),(d)	(10)	3	(16	)(d),(f)	(13)
Depreciation and amortization	14	—		14	15	—		15
Taxes other than income	7	—		7	6	—		6

Total operating expenses	(154)	(36)		(190)	(297)	(16)		(313)

Equity in earnings of unconsolidated affiliates	1	—		1	—	—		—

Operating loss	(47)	36		(11)	(37)	27		(10)

Other income and (deductions)
Interest expense	(17)	8	(c)	(9)	(23)	—		(23)
Other, net	4	—		4	6	—		6

Total other income and (deductions)	(13)	8		(5)	(17)	—		(17)

Loss before income taxes	(60)	44		(16)	(54)	27		(27)
Income (benefit) taxes	(31)	17	(c),(d)	(14)	(24)	9	(d),(e),(f),(g)	(15)

Net loss	$(29)	$27		$(2)	$(30)	$18		$(12)

	Six Months Ended June 30, 2014				Six Months Ended June 30, 2013 (b)
	GAAP (c)	Adjustments		Adjusted Non- GAAP	GAAP (c)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(536)	$—		$(536)	$(719)	$(6	)(e)	$(725)
Operating expenses
Purchased power and fuel	(530)	—		(530)	(721)	—		(721)
Operating and maintenance	4	(35	)(c),(d)	(31)	(5)	(17	)(d),(f)	(22)
Depreciation and amortization	27	—		27	27	—		27
Taxes other than income	15	—		15	20	—		20

Total operating expenses	(484)	(35)		(519)	(679)	(17)		(696)

Operating loss	(52)	35		(17)	(40)	11		(29)

Other income and (deductions)
Interest expense	(22)	8	(c)	(14)	(148)	81	(g)	(67)
Other, net	8	—		8	37	—		37

Total other income and (deductions)	(14)	8		(6)	(111)	81		(30)

Loss before income taxes	(66)	43		(23)	(151)	92		(59)
Income taxes	(41)	20	(c),(d),(e)	(21)	(19)	(10	)(d),(e),(f),(g)	(29)

Net loss	$(25)	$23		$(2)	$(132)	$102		$(30)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude certain costs incurred associated with the Pepco Holdings Inc. acquisition, including professional fees and upfront credit facility fees.
(d)	Adjustment to exclude a charge to earnings related to the impairment of investement in long-term leases in both 2014 and 2013.
(e)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(f)	Adjustment to exclude certain costs incurred associated with the Constellation merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies.
(g)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	14,912	12,136	11,900	12,424	11,794
Midwest	22,719	23,125	23,429	23,741	22,807
New York (a)	3,766	—	—	—	—

Total Nuclear Generation	41,397	35,261	35,329	36,165	34,601
Fossil and Renewables (a)
Mid-Atlantic	3,165	3,207	2,951	2,808	2,796
Midwest	319	417	363	217	318
New England	1,299	1,734	1,763	3,609	3,132
New York	1	1	—	—	—
ERCOT	1,553	1,656	1,582	2,522	1,617
Other (c)	2,041	1,630	1,064	1,913	1,431

Total Fossil and Renewables	8,378	8,645	7,723	11,069	9,294
Purchased Power
Mid-Atlantic (b)	810	3,233	3,955	4,289	2,616
Midwest	520	711	498	707	1,503
New England	2,290	2,070	2,605	2,178	1,365
New York (b)	—	2,857	3,493	3,565	3,073
ERCOT	2,518	3,440	2,792	3,803	4,269
Other (c)	3,654	3,355	2,986	3,244	4,998

Total Purchased Power	9,792	15,666	16,329	17,786	17,824
Total Supply/Sales by Region (e)
Mid-Atlantic (d)	18,887	18,576	18,806	19,521	17,206
Midwest (d)	23,558	24,253	24,290	24,665	24,628
New England	3,589	3,804	4,368	5,787	4,497
New York	3,767	2,858	3,493	3,565	3,073
ERCOT	4,071	5,096	4,374	6,325	5,886
Other (c)	5,695	4,985	4,050	5,157	6,429

Total Supply/Sales by Region	59,567	59,572	59,381	65,020	61,719

	Three Months Ended
	Jun. 30, 2014	Mar. 31, 2014 (g)	Dec. 31, 2013 (g)	Sep. 30, 2013 (g)	Jun. 30, 2013 (g)
Outage Days (f)
Refueling	108	52	94	43	47
Non-refueling	44	20	33	5	31

Total Outage Days	152	72	127	48	78

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG). Nuclear generation for three months ended June 30, 2014 includes physical volumes of 3,780 GWh in Mid-Atlantic and 3,766 GWh in New York for CENG.
(b)	Purchased power includes physical volumes of 2,489 GWhs, 3,226 GWhs, 3,138 GWhs, and 3,114 GWhs in the Mid-Atlantic and 2,857 GWhs, 3,051 GWhs, 3,147 GWhs, and 2,655 GWhs in New York as a result of the PPA with CENG for the three months ended March 31, 2014, December 31, 2013, September 30, 2013, and June 30, 2013 respectively.
(c)	Other Regions includes South, West and Canada, which are not considered individually significant.
(d)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(e)	Total sales do not include physical trading volumes of 2,629 GWhs, 2,494 GWhs, 2,696 GWhs, 2,499 GWhs, and 1,995 GWhs for the three months ended June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013, and June 30, 2013 respectively.
(f)	Outage days exclude Salem.
(g)	Outage days exclude CENG

EXELON CORPORATION

Exelon Generation Statistics

Six Months Ended June 30, 2014 and 2013

	June 30, 2014	June 30, 2013
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	27,048	24,556
Midwest	45,844	46,076
New York (a)	3,766	—

Total Nuclear Generation	76,658	70,632
Fossil and Renewables (a)
Mid-Atlantic	6,373	5,956
Midwest	736	899
New England	3,033	5,524
New York	2	—
ERCOT	3,208	2,350
Other (c)	3,670	3,685

Total Fossil and Renewables	17,022	18,414
Purchased Power
Mid-Atlantic (b)	4,043	5,849
Midwest	1,231	3,203
New England	4,360	2,872
New York (b)	2,857	6,584
ERCOT	5,958	8,468
Other (c)	7,009	8,701

Total Purchased Power	25,458	35,677
Total Supply/Sales by Region (e)
Mid-Atlantic (d)	37,464	36,361
Midwest (d)	47,811	50,178
New England	7,393	8,396
New York	6,625	6,584
ERCOT	9,166	10,818
Other (c)	10,679	12,386

Total Supply/Sales by Region	119,138	124,723

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG). Nuclear generation for six months ended June 30, 2014 includes physical volumes of 3,780 GWh in Mid-Atlantic and 3,766 GWh in New York for CENG.
(b)	Purchased power includes physical volumes of 2,489 GWh and 5,702 GWh in the Mid-Atlantic and 2,857 GWh and 5,966 GWh in New York as a result of the PPA with CENG for the six months ended June 30, 2014 and 2013, respectively.
(c)	Other Regions includes South, West and Canada, which are not considered individually significant.
(d)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(e)	Total sales do not include physical proprietary trading volumes of 5,123 GWh and 3,567 GWh for the six months ended June 30, 2014 and 2013, respectively.

EXELON CORPORATION

ComEd Statistics

Three Months Ended June 30, 2014 and 2013

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2014	2013	% Change	Weather- Normal % Change	2014	2013	% Change
Retail Deliveries and Sales (a)
Residential	6,177	6,090	1.4%	1.1%	$499	$476	4.8%
Small Commercial & Industrial	7,759	7,832	(0.9)%	(1.3)%	340	315	7.9%
Large Commercial & Industrial	6,769	6,711	0.9%	0.5%	113	113	0.0%
Public Authorities & Electric Railroads	304	294	3.4%	5.7%	12	12	0.0%

Total Retail	21,009	20,927	0.4%	0.0%	964	916	5.2%

Other Revenue (b)					164	164	0.0%

Total Electric Revenue					$1,128	$1,080	4.4%

Purchased Power					$269	$248	8.5%

				% Change
Heating and Cooling Degree-Days	2014	2013	Normal	From 2013	From Normal
Heating Degree-Days	695	778	765	(10.7)%	(9.2)%
Cooling Degree-Days	259	240	218	7.9%	18.8%

Six Months Ended June 30, 2014 and 2013

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2014	2013	% Change	Weather- Normal % Change	2014	2013	% Change
Retail Deliveries and Sales (a)
Residential	13,587	12,966	4.8%	1.5%	$1,007	$1,060	(5.0)%
Small Commercial & Industrial	16,090	15,705	2.5%	0.5%	684	623	9.8%
Large Commercial & Industrial	13,864	13,551	2.3%	0.8%	229	215	6.5%
Public Authorities & Electric Railroads	701	667	5.1%	5.5%	24	24	0.0%

Total Retail	44,242	42,889	3.2%	0.9%	1,944	1,922	1.1%

Other Revenue (b)					318	317	0.3%

Total Electric Revenue					$2,262	$2,239	1.0%

Purchased Power					$589	$630	(6.5)%

				% Change
Heating and Cooling Degree-Days	2014	2013	Normal	From 2013	From Normal
Heating Degree-Days	4,569	4,037	3,929	13.2%	16.3%
Cooling Degree-Days	259	240	218	7.9%	18.8%

Number of Electric Customers	2014	2013
Residential	3,487,337	3,465,712
Small Commercial & Industrial	367,354	366,153
Large Commercial & Industrial	2,025	2,006
Public Authorities & Electric Railroads	4,827	4,852

Total	3,861,543	3,838,723

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM. Other items include rental revenues, revenues related to late payment charges, revenues from other utilities for mutual assistance programs and recoveries of environmental costs associated with MGP sites.

EXELON CORPORATION

PECO Statistics

Three Months Ended June 30, 2014 and 2013

	Electric and Gas Deliveries				Revenue (in millions)
	2014	2013	% Change	Weather- Normal % Change	2014	2013	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	2,801	2,888	(3.0)%	1.6%	$338	$354	(4.5)%
Small Commercial & Industrial	1,947	1,960	(0.7)%	0.7%	101	109	(7.3)%
Large Commercial & Industrial	3,741	3,784	(1.1)%	(0.6)%	54	61	(11.5)%
Public Authorities & Electric Railroads	222	238	(6.8)%	(6.8)%	8	8	0.0%

Total Retail	8,711	8,870	(1.8)%	0.2%	501	532	(5.8)%

Other Revenue (b)					58	53	9.4%

Total Electric Revenue					559	585	(4.4)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	7,424	6,919	7.3%	3.9%	88	78	12.8%
Transportation and Other	6,005	5,956	0.8%	(0.8)%	9	9	0.0%

Total Gas	13,429	12,875	4.3%	1.4%	97	87	11.5%

Total Electric and Gas Revenues					$656	$672	(2.4)%

Purchased Power and Fuel					$241	$258	(6.6)%

				% Change
Heating and Cooling Degree-Days	2014	2013	Normal	From 2013	From Normal
Heating Degree-Days	393	421	463	(6.7)%	(15.1)%
Cooling Degree-Days	375	418	348	(10.3)%	7.8%

Six Months Ended June 30, 2014 and 2013

	Electric and Gas Deliveries				Revenue (in millions)
	2014	2013	% Change	Weather- Normal % Change	2014	2013	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	6,649	6,353	4.7%	1.5%	$782	$749	4.4%
Small Commercial & Industrial	4,002	3,969	0.8%	0.1%	212	215	(1.4)%
Large Commercial & Industrial	7,518	7,430	1.2%	0.7%	117	120	(2.5)%
Public Authorities & Electric Railroads	481	493	(2.4)%	(2.4)%	16	16	0.0%

Total Retail	18,650	18,245	2.2%	0.8%	1,127	1,100	2.5%

Other Revenue (b)					109	108	0.9%

Total Electric Revenue					1,236	1,208	2.3%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	40,594	35,357	14.8%	1.4%	390	338	15.4%
Transportation and Other	14,374	14,839	(3.1)%	(4.5)%	23	21	9.5%

Total Gas	54,968	50,196	9.5%	(1.6)%	413	359	15.0%

Total Electric and Gas Revenues					$1,649	$1,567	5.2%

Purchased Power and Fuel					$705	$664	6.2%

				% Change
Heating and Cooling Degree-Days	2014	2013	Normal	From 2013	From Normal
Heating Degree-Days	3,237	2,861	2,939	13.1%	10.1%
Cooling Degree-Days	375	418	348	(10.3)%	7.8%

Number of Electric Customers	2014	2013	Number of Gas Customers	2014	2013
Residential	1,428,080	1,419,977	Residential	459,407	455,518
Small Commercial & Industrial	149,259	148,723	Commercial & Industrial	42,042	41,648

Large Commercial & Industrial	3,108	3,109	Total Retail	501,449	497,166
Public Authorities & Electric Railroads	9,712	9,672	Transportation	882	903

Total	1,590,159	1,581,481	Total	502,331	498,069

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

EXELON CORPORATION

BGE Statistics

Three Months Ended June 30, 2014 and 2013

	Electric and Gas Deliveries			Revenue (in millions)
	2014	2013	% Change	2014	2013	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	2,639	2,757	(4.3)%	$293	$302	(3.0)%
Small Commercial & Industrial	704	716	(1.7)%	64	60	6.7%
Large Commercial & Industrial	3,593	3,610	(0.5)%	120	112	7.1%
Public Authorities & Electric Railroads	79	80	(1.3)%	8	8	0.0%

Total Retail	7,015	7,163	(2.1)%	485	482	0.6%

Other Revenue (b)				67	61	9.8%

Total Electric Revenue				552	543	1.7%

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	14,834	14,951	(0.8)%	92	100	(8.0)%
Transportation and Other (d)	875	1,545	(43.4)%	9	10	(10.0)%

Total Gas	15,709	16,496	(4.8)%	101	110	(8.2)%

Total Electric and Gas Revenues				$653	$653	0.0%

Purchased Power and Fuel				$268	$288	(6.9)%

				% Change
Heating and Cooling Degree-Days	2014	2013	Normal	From 2013	From Normal
Heating Degree-Days	497	492	513	1.0%	(3.1)%
Cooling Degree-Days	233	263	252	(11.4)%	(7.5)%

Six Months Ended June 30, 2014 and 2013

	Electric and Gas Deliveries			Revenue (in millions)
	2014	2013	% Change	2014	2013	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	6,732	6,293	7.0%	$729	$667	9.3%
Small Commercial & Industrial	1,538	1,492	3.1%	136	125	8.8%
Large Commercial & Industrial	7,062	7,164	(1.4)%	243	217	12.0%
Public Authorities & Electric Railroads	157	161	(2.5)%	16	15	6.7%

Total Retail	15,489	15,110	2.5%	1,124	1,024	9.8%

Other Revenue (b)				138	124	11.3%

Total Electric Revenue				1,262	1,148	9.9%

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	61,222	55,212	10.9%	377	345	9.3%
Transportation and Other (d)	7,204	7,195	0.1%	68	40	70.0%

Total Gas	68,426	62,407	9.6%	445	385	15.6%

Total Electric and Gas Revenues				$1,707	$1,533	11.4%

Purchased Power and Fuel				$797	$713	11.8%

				% Change
Heating and Cooling Degree-Days	2014	2013	Normal	From 2013	From Normal
Heating Degree-Days	3,358	2,943	2,900	14.1%	15.8%
Cooling Degree-Days	233	264	255	(11.7)%	(8.6)%

Number of Electric Customers	2014	2013	Number of Gas Customers	2014	2013
Residential	1,123,804	1,117,569	Residential	612,202	611,146
Small Commercial & Industrial	112,827	113,009	Commercial & Industrial	44,019	44,059

Large Commercial & Industrial	11,660	11,612	Total Retail	656,221	655,205
Public Authorities & Electric Railroads	290	294	Transportation	—	—

Total	1,248,581	1,242,484	Total	656,221	655,205

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes wholesale transmission revenue and late payment charges.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(d)	Transportation and other gas revenue includes off-system revenue of 875 mmcfs ($5 million) and 1,545 mmcfs ($8 million) for the three months ended June 30, 2014 and 2013, respectively, and 7,204 mmcfs ($58 million) and 7,195 mmcfs ($32 million) for the six months ended June 30, 2014 and 2013, respectively.